NEWS FROM                                                           EXHIBIT 99.1

TRANS-INDUSTRIES

Trans-Industries, Inc. - 1780 Opdyke Ct. - Auburn Hills, MI 48326


--------------------------------------------------------------------------------


FOR FURTHER INFORMATION:
  AT TRANS-INDUSTRIES:
  Kai Kosanke
  Chief Financial Officer
  (248) 364-0400


FOR IMMEDIATE RELEASE
MONDAY AUGUST 15, 2005


                         TRANS-INDUSTRIES, INC. REPORTS
                         SECOND-QUARTER 2005 RESULTS


AUBURN HILLS, MICHIGAN - AUGUST 15, 2005 - TRANS-INDUSTRIES, INC. (NASDAQ:
TRNI), a leading manufacturer of interior bus lighting products, electronic information systems and software, plus dust extraction systems and related components for the mass transit and highway markets, today announced results for the second quarter ended June 30, 2005.

Sales for the second quarter totaled $5.8 million compared with $7.7 million for the same period last year. Most of this decline was attributable to decreased sales of the Company's lighting products and its digital display products. On this reduced volume, the Company reported an operating loss of $399,000. In addition to this operating loss, the Company declared and paid dividends of $675,000 on its Series A and B Preferred Stock. Approximately $560,000 of the payment was for dividends in arrears. The total loss for the quarter, inclusive of the dividend payments, was $1.1 million or $0.32 per share compared with a loss of almost $2.7 million or $0.85 per share, for the comparable quarter last year. The 2004 loss included establishment of a $2.3 million inventory reserve.

The reduction in lighting products revenues was a result of reduced transit bus production, lower demand for the Company's modular parcel racks, and market acceptance of a competitor's product. Reduced sales of digital display products were primarily attributable to reduced sales of overhead highway signs. Sales of dust abatement equipment recorded a moderate increase of $96,000 for the second quarter of 2005 compared with the same quarter of 2004.

Sales for the first six months of 2005 were $11.0 million compared with $15.2 million for the same period last year. This resulted in an operating loss of $1.3 million. In addition to this operating loss, the Company declared and paid dividends of $708,000 on its Series A and B Preferred Stock. The total loss for the 2005 six-month period, inclusive of the dividend payments, was $2.0 million, or $0.60 per share, compared with a loss of $2.9 million, or $0.94 per share for the first six months of 2004.

The Company continues to focus on improving profitability and cash flow by reducing corporate management expenses, matching the workforce size to sales volumes, and reducing fixed costs through manufacturing plant consolidations. The Company's strategic market refocusing has begun to create some new orders and new customers.

ABOUT THE COMPANY:
The Company is a leading provider of lighting systems and related components to the mass transit market as well as a supplier of information hardware and software solutions on Intelligent Transportation Systems (ITS) and mass transit projects. ITS utilizes integrated networks of electronic sensors, signs and software to monitor road conditions, communicate information to drivers and help transportation authorities better manage traffic flow across their existing infrastructures.

Forward-Looking Statements:
Except for statements of historical fact, this news release contains certain forward-looking statements about the Company. Such statements are subject to significant risks and uncertainties including changes in economic and market conditions, management of growth, and other risks noted in the Company's SEC filings, which may cause actual results to differ materially.




                VISIT TRANS-INDUSTRIES AT www.transindustries.com

                          FINANCIAL TABLES FOLLOW.....

                             TRANS-INDUSTRIES, INC.
                      SALES AND EARNINGS REPORT (UNAUDITED)
                                  JUNE 30, 2005
--------------------------------------------------------------------------------


                                             SECOND QUARTER ENDING                 SIX MONTHS ENDING
                                                    JUNE 30                             JUNE 30
                                         ------------------------------      ------------------------------
                                             2005              2004              2005              2004
                                         ------------      ------------      ------------      ------------
Sales                                    $  5,775,667      $  7,697,537      $ 11,044,850      $ 15,232,466
Cost of Sales                               4,291,018         7,988,935         8,466,459        13,594,809
                                         ------------      ------------      ------------      ------------
   Gross Profit                             1,484,649          (291,398)        2,578,391         1,637,657

Selling, Gen. & Admin. Exp                  1,782,273         2,141,985         3,652,025         4,107,318
Interest                                      119,746           161,068           240,570           323,576
Restructuring Costs                                 0            53,397                 0           128,998
Other                                         (18,070)           (4,280)          (38,060)          (11,211)
                                         ------------      ------------      ------------      ------------
   Total Expenses                           1,883,949         2,352,170         3,854,535         4,548,681

Earnings/(Loss) Before Income Taxes          (399,300)       (2,643,568)       (1,276,144)       (2,911,024)

Income Taxes                                        0                 0                 0                 0
                                         ------------      ------------      ------------      ------------
   Net Income/ (Loss)                        (399,300)       (2,643,568)       (1,276,144)       (2,911,024)
Preferred Dividend                           (674,745)          (24,792)         (708,461)          (24,792)
                                         ------------      ------------      ------------      ------------
Net Loss Available to common
   shareholders                          $ (1,074,045)     $ (2,668,360)     $ (1,984,605)     $ (2,935,816)
                                         ============      ============      ============      ============

Earnings\ (Loss) Per Share
   Basic                                 $      (0.32)     $      (0.85)     $      (0.60)     $      (0.94)
                                         ============      ============      ============      ============

Weighted Average Number of
   Shares Outstanding                       3,312,136         3,139,737         3,312,136         3,139,737


********************************************************************************


                     CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                                     SECOND QUARTER ENDING
                                                            JUNE 30
                                                  -----------------------------
ASSETS:                                               2005             2004
                                                  ------------     ------------
Total Current Assets                              $ 10,659,033     $ 13,162,987
Net Fixed Assets                                     1,548,849        3,476,926
Other Assets                                         1,678,865          159,442
                                                  ------------     ------------
   Total Assets                                   $ 13,886,747     $ 16,799,355
                                                  ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY:

Total Current Liabilities                         $ 11,095,446     $ 13,010,078
Deferred Income Taxes                                        0                0
Long Term Debt                                         178,415          292,896
Shareholders' Equity                                 2,612,886        3,496,381
                                                  ------------     ------------
   Total Liabilities and Shareholders' Equity     $ 13,886,747     $ 16,799,355
                                                  ============     ============